Exhibit 99.1

  RARE Hospitality International Earns $0.46 Per Diluted Share from
              Continuing Operations for 4th-Quarter 2006

    --  Same-Store Sales Growth and Restaurant Openings Produce
        Revenue Increase of 17.0%

    --  Completes Repurchase Of $125 Million In Common Stock

    --  Establishes Fiscal 2007 Guidance and Revises First-Quarter
        Guidance


    ATLANTA--(BUSINESS WIRE)--Feb. 14, 2007--RARE Hospitality International, Inc. (NASDAQ: RARE) today announced financial results for the fourth quarter and year ended December 31, 2006. Net earnings from continuing operations per diluted share for the fourth quarter of fiscal 2006 were $0.46 compared with $0.42 for the fourth quarter of fiscal 2005. Excluding share-based compensation and other charges, adjusted net earnings from continuing operations were $0.51 per diluted share for the fourth quarter of fiscal 2006 compared with $0.44 for the fourth quarter of fiscal 2005. See page 6 for a reconciliation of all non-GAAP measurements to GAAP financial results discussed in this news release.

    "RARE produced better than anticipated results for the fourth quarter of fiscal 2006," remarked Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE. "Our results primarily reflected stronger revenues for the month of December resulting in better margins than assumed in our earnings guidance, which was in a range of $0.41 to $0.43 for the quarter."

    Results for the fourth quarter of fiscal 2006 included:

    -- Growth in revenues of 17.0% to $259,869,000 for the quarter from $222,200,000 for the fourth quarter of fiscal 2005. Results for each quarter exclude revenues from the Bugaboo Creek Steak House concept, which, because of the Company's previously announced decision to exit the concept, are classified as discontinued operations.

    -- Net earnings from continuing operations for the quarter of $15,453,000, or $0.46 per diluted share, compared with $14,429,000, or $0.42 per diluted share for the fourth quarter of fiscal 2005. For the fourth quarter of fiscal 2006, these results included the negative impact of the adoption of Financial Accounting Standard ("FAS") No.123R, Share-Based Payment, and Financial Accounting Standards Board ("FASB") Staff Position 13-1, Construction Period Rent, together totaling $0.05 per diluted share for the quarter. For the fourth quarter of fiscal 2005, these results included the negative impact of a FAS 144 asset impairment charge and the adoption of FASB Staff Position 13-1, together totaling $0.02 per diluted share for the quarter.

    -- Loss from discontinued operations, net of tax, of $3,212,000, or $0.10 per diluted share, for the quarter compared with a loss from discontinued operations, net of tax, of $1,522,000, or $0.04 per diluted share, for the fourth quarter of fiscal 2005. For the fourth quarter of fiscal 2006, these results include a FAS 144 asset impairment charge of $6,720,000 ($4,368,000 or $0.13 per diluted share after tax).

    -- Net earnings of $12,241,000, or $0.36 per diluted share, for the fourth quarter of fiscal 2006 compared with $12,907,000, or $0.38 per diluted share, for the fourth quarter of fiscal 2005.

    Results for fiscal 2006 included:

    -- Revenues of $986,914,000 for fiscal 2006, a 53-week year, which increased 17.6% from $839,266,000 for fiscal 2005, a 52-week year.

    -- Net earnings from continuing operations of $49,997,000, or $1.45 per diluted share, for fiscal 2006 compared with $52,377,000, or $1.50 per diluted share, for fiscal 2005. For fiscal 2006, these results included the negative impact of FAS 123R, FAS 144 and FASB Staff Position 13-1, together totaling $0.27 per diluted share for the fiscal year, and for fiscal 2005, the negative impact of FAS 144 and FASB Staff Position 13-1, together totaling $0.03 per diluted share for the fiscal year. Adjusted net earnings from continuing operations per diluted share, excluding these items in each year, increased 13.1% to $1.73 for fiscal 2006 from $1.53 for fiscal 2005.

    -- Including the loss from discontinued operations of $10,626,000, or $0.31 per diluted share, net earnings for fiscal 2006 were $39,371,000, or $1.14 per diluted share. Including the loss from discontinued operations of $798,000, or $0.02 per diluted share, net earnings for fiscal 2005 were $51,579,000, or $1.48 per diluted share.

    Operating highlights for the Company's continuing operations follow.

    LongHorn Steakhouse - LongHorn Steakhouse produced 15.9% growth in revenues for the fourth quarter of fiscal 2006 compared to the fourth quarter of fiscal 2005, which included an increase in same-store sales of 1.5%. The concept's revenue growth also reflected an 11.8% expansion in the number of LongHorn Steakhouse restaurants in operation at the end of fiscal 2006 to 265 from 237 at the end of fiscal 2005. The Company opened five LongHorn restaurants during the fourth quarter and closed one. For fiscal 2006, RARE opened 30 LongHorn restaurants and closed two.

    The Capital Grille - Fourth-quarter revenues increased 21.1% for fiscal 2006 compared to fiscal 2005, driven by the combination of increased same-store sales and expansion of the number of restaurants in operation. Same-store sales rose 8.4%, The Capital Grille's nineteenth consecutive comparable-quarter increase. The Capital Grille completed fiscal 2006 with 26 restaurants in operation, compared with 23 at the end of fiscal 2005.

    Recapitalization and Share Repurchase

    RARE completed its previously announced recapitalization through an offering of 2.50% convertible senior notes due 2026, which raised gross proceeds for the Company of $125 million during the fourth quarter. As anticipated, RARE used the net proceeds from this offering, as well as its available cash, to repurchase $125 million of the Company's outstanding common stock, the great majority of which was repurchased during the fourth quarter. RARE has approximately $20 million available for additional share repurchases under its $30 million repurchase authorization announced in July 2005.

    Financial Guidance

    First-Quarter Fiscal 2007 - Based primarily on the Company's results for the quarter to-date, RARE today is reducing its guidance for net earnings from continuing operations per diluted share for the first quarter of fiscal 2007, a 13-week period, to a range of $0.46 to $0.49, from the previous range of $0.50 to $0.52, compared with $0.48 for the first quarter of fiscal 2006, a 14-week period. The Company's guidance for the first quarter of fiscal 2007 is based on an assumed range of same-store sales of -2% to +1% for LongHorn Steakhouse and 3% to 4% for the Capital Grille. In addition, RARE plans to open nine to ten LongHorn restaurants during the first quarter of fiscal 2007.

    Fiscal 2007 - RARE also today established its guidance for net earnings from continuing operations per diluted share for fiscal 2007, a 52-week year, in a range of $1.62 to $1.68. Fiscal 2006 was a 53-week year. The Company's guidance for fiscal 2007 is based on an assumed range of same-store sales of 0% to 2% for LongHorn Steakhouse, 3% to 4% for Capital Grille, and on higher anticipated beef and labor costs. The Company's guidance is also based on planned openings of 32 to 34 LongHorn restaurants and four Capital Grille restaurants during the fiscal year.

    Of course, the statements contained in the preceding paragraphs are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.

    Conference Call

    RARE Hospitality International will hold a conference call to discuss this release tomorrow, February 15, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking on Investor Relations or by going to www.investorcalendar.com. Participants are encouraged to go to the selected web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on April 20, 2007.

    Safe Harbor Provision

    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the ability of the Company to effect the sale of its Bugaboo Creek Steak House business on acceptable terms; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same-store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large and growing restaurant base; increases in the cost of construction of new restaurants; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef or other products sold by the Company; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation adversely affecting the restaurant industry, including (without limitation) minimum wage and mandatory healthcare legislation; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2005, Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K, quarterly reports on Form 10-Q and its current reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date it was made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

    RARE Hospitality International, Inc. currently owns, operates and franchises 334 restaurants, including 275 LongHorn Steakhouse restaurants, 26 Capital Grille restaurants and 31 Bugaboo Creek Steak House restaurants.


                 RARE HOSPITALITY INTERNATIONAL, INC.
             Unaudited Consolidated Financial Highlights
                (In thousands, except per share data)

                                                      Twelve Months
                                                   -------------------
                                 Fiscal Quarter    53 Weeks  52 Weeks
                               -------------------
                                 13 Weeks Ended      Ended     Ended
                               ------------------- --------- ---------
                               Dec. 31,  Dec. 25,  Dec. 31,  Dec. 25,
Statement of Operations Data:    2006      2005      2006      2005
                               --------- --------- --------- ---------
Revenues:
  Restaurant sales:
    LongHorn Steakhouse        $198,116  $170,957  $774,014  $666,073
    The Capital Grille           59,675    49,261   204,198   165,169
    Specialty concepts            1,959     1,876     8,143     7,588
                               --------- --------- --------- ---------
      Total restaurant sales    259,750   222,094   986,355   838,830
    Franchise revenues              119       106       559       436
                               --------- --------- --------- ---------
      Total revenues            259,869   222,200   986,914   839,266
                               --------- --------- --------- ---------
Costs and expenses:
  Cost of restaurant sales       96,302    81,711   361,949   307,741
  Operating expenses -
   restaurants                  112,576    95,519   433,407   364,566
  Provision for asset
   impairment                         3       557     4,949       557
  Depreciation and
   amortization - restaurants     9,569     8,455    36,424    31,244
  Pre-opening expense             1,708     2,029     8,877     7,483
  General and administrative
   expenses                      16,129    12,519    64,640    48,064
                               --------- --------- --------- ---------
      Total costs and expenses  236,287   200,790   910,246   759,655
                               --------- --------- --------- ---------
    Operating income             23,582    21,410    76,668    79,611
Interest expense, net               851       750     2,620     1,921
Minority interest                     7         7       109       215
                               --------- --------- --------- ---------
  Earnings from continuing
   operations before income
   taxes                         22,724    20,653    73,939    77,475
Income tax expense                7,271     6,224    23,942    25,098
                               --------- --------- --------- ---------
  Net earnings from continuing
   operations                    15,453    14,429    49,997    52,377
Earnings (loss) from
 discontinued operations, net
 of tax                          (3,212)   (1,522)  (10,626)     (798)
                               --------- --------- --------- ---------
      Net earnings              $12,241   $12,907   $39,371   $51,579
                               ========= ========= ========= =========
Basic earnings per common
 share:
  Continuing operations           $0.47     $0.43     $1.50     $1.55
                               ========= ========= ========= =========
  Net earnings                    $0.37     $0.39     $1.18     $1.53
                               ========= ========= ========= =========
Diluted earnings per common
 share:
  Continuing operations           $0.46     $0.42     $1.45     $1.50
                               ========= ========= ========= =========
  Net earnings                    $0.36     $0.38     $1.14     $1.48
                               ========= ========= ========= =========
Weighted average common shares
 outstanding:
  Basic                          32,655    33,311    33,394    33,764
                               ========= ========= ========= =========
  Diluted                        33,708    34,258    34,389    34,817
                               ========= ========= ========= =========

                                                   Dec. 31,   Dec 25,
Balance Sheet Data:                                  2006      2005
                                                   --------- ---------
Cash and short-term
 investments                                        $37,379   $18,310
Total assets                                        694,793   600,925
Long-term debt                                      125,000         -
Obligations under capital
 leases, net of current
 installments                                        41,290    38,991
Minority interest                                     1,044     1,193
Total shareholders' equity                          359,648   424,294


                 RARE HOSPITALITY INTERNATIONAL, INC.
 Unaudited Reconciliation of Net Earnings from Continuing Operations per Diluted Share to
  Adjusted Net Earnings from Continuing Operations per Diluted Share
                (Numbers may not add due to rounding)

                                                       Twelve Months
                                                     -----------------
                                    Fiscal Quarter   53 Weeks 52 Weeks
                                   -----------------
                                    13 Weeks Ended    Ended    Ended
                                   ----------------- -------- --------
                                   Dec. 31, Dec. 25, Dec. 31, Dec. 25,
                                     2006     2005     2006     2005
                                   -------- -------- -------- --------
Net earnings from continuing
 operations per diluted share(1)     $0.46    $0.42    $1.45    $1.50
Plus reconciling items (after
 tax):
  FASB Staff Position 13-1(2)         0.01     0.01     0.03     0.01
  FAS 123R(3)                         0.04        -     0.15        -
  FAS 144                                -     0.01     0.09     0.01
                                   -------- -------- -------- --------
Adjusted net earnings from
 continuing operations per diluted
 share(4)                            $0.51    $0.44    $1.73    $1.53
                                   ======== ======== ======== ========

(1) Represents net earnings from continuing operations per diluted share in accordance with accounting principles generally accepted in the United States (GAAP). Net earnings from continuing operations per diluted share for the periods during fiscal 2006 reflect the adoption of FASB Staff Position 13-1, Construction Period Rent, FAS 123R, Share-Based Payment and FAS 144 asset impairment charges. Net earnings from continuing operations per diluted share for periods during fiscal year 2005 reflect FAS 144 asset impairment charges and the retrospective adoption of FASB Staff Position 13-1. Net earnings from continuing operations per diluted share for the fiscal year 2005 do not reflect any expense related to share-based compensation since FAS 123R was not effective until fiscal 2006.

(2) Beginning effective for fiscal 2006, the Company adopted FASB Staff Position 13-1, as required, which resulted in expensing rent during the construction period of new restaurants. This expense is included in pre-opening expense. The Company adopted the provisions of FASB Staff Position 13-1 using retrospective application. This resulted in the revision of previously issued financial statements as if the provisions of FASB Staff Position 13-1 had always been used. In future filings, financial results will reflect pre-opening expense and rent expense as if rent had always been expensed during the construction period.

(3) Beginning effective for fiscal 2006, the Company adopted FAS 123R, as required, which resulted in expensing of share-based compensation. This expense is reflected in general and administrative expenses. The Company adopted the provisions of FAS 123R using modified prospective application. This results in the recognition of compensation cost for all share-based payments granted after the effective date and all unvested awards granted prior to the effective date of FAS 123R.


(4) RARE believes its calculation of adjusted net earnings from continuing operations per diluted share (the "adjusted results") provides comparability to prior periods. Both management and industry analysts rely on the adjusted results as a better measure of the ongoing operating performance of the Company's continuing restaurants. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management and industry analysts. The adjusted results should not be considered as measures of financial performance on a GAAP basis, and the items excluded from them are significant components in understanding and assessing financial performance. Because the adjusted results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

    CONTACT: RARE Hospitality International, Inc.
             W. Douglas Benn, 770-399-9595
             Chief Financial Officer